Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2010 FINANCIAL RESULTS

FIRST QUARTER 2010 HIGHLIGHTS

•	Rental and management segment revenue increased 12.1% to $443.8 million

•	Operating income increased 19.0% to $178.8 million

•	Cash provided by operating activities increased 23.3% to $253.6 million

Boston, Massachusetts – May 4, 2010: American Tower Corporation (NYSE: AMT) today reported financial results for the first quarter ended March 31, 2010.

Operating Results Overview

American Tower generated the following operating results for the quarter ended March 31, 2010 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2009):

Total revenue increased 11.2% to $454.4 million, and rental and management segment revenue increased 12.1% to $443.8 million. Rental and management segment revenue growth was positively impacted by approximately 2.2% due to foreign currency exchange rate fluctuations and approximately 0.7% due to straight-line revenue recognition. Excluding the impact of these items, Core Growth in rental and management segment revenue was 9.2%. Rental and management segment Gross Margin increased 12.1% to $346.9 million. Network development services revenue and Gross Margin were $10.6 million and $4.6 million, respectively.

Total selling, general, administrative and development expense was $53.5 million, including $13.6 million of stock-based compensation expense. Adjusted EBITDA increased 10.8% to $311.5 million, and Adjusted EBITDA Margin was 69%. Adjusted EBITDA growth was positively impacted by approximately 1.6% due to foreign currency exchange rate fluctuations and approximately 1.2% due to straight-line revenue and expense recognition. Excluding the impact of these items, Core Growth in Adjusted EBITDA was 8.0%.

Operating income increased to $178.8 million, net income increased to $96.3 million and net income per basic and diluted common share both increased to $0.24. Net income reflects an effective tax rate decrease of 17.2% which was substantially driven by the implementation of tax planning initiatives in Latin America which were discrete to the quarter ended March 31, 2010. Recurring Free Cash Flow increased 16.9% to $225.1 million and Recurring Free Cash Flow per Share increased 17.0% to $0.55.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “During the first quarter of 2010 we remained focused on both maximizing the utilization of our legacy portfolio and making investments in further expanding our portfolio of assets. Our operational performance during the quarter provided us the ability to reinvest $55 million in capital expenditures and $89 million in acquisitions, while also returning $52 million to shareholders through our stock repurchase program. Since the beginning of the first quarter of 2009, we have added approximately 4,000 new sites to our portfolio and made select investments in people and systems to support our growing asset base. We accomplished all of this while maintaining our industry leading Adjusted EBITDA margin of 69% and positioning the Company for continued strong performance.”

Please refer to Non-GAAP and Defined Financial Measures on page 3 for definitions of rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 8 through 11.

First Quarter Investing Overview

During the quarter ended March 31, 2010, capital expenditures included $32.1 million for discretionary capital projects, including spending to complete the construction of 236 communications sites, and $8.8 million to purchase land under our towers. Additionally, the Company spent $8.5 million for capital improvements and corporate capital expenditures and $5.7 million for the redevelopment of existing sites to accommodate new equipment. The Company also spent $88.5 million to acquire an aggregate of 164 towers in the United States.

During the quarter ended March 31, 2010, the Company repurchased a total of 1.2 million shares of its Class A common stock for approximately $51.5 million pursuant to its stock repurchase program. The Company expects to continue to manage the pacing of this program in response to general market conditions and other relevant factors.

As previously announced, subject to receipt of regulatory approvals and other customary closing conditions, the Company expects to close its previously announced acquisition of Essar Telecom Infrastructure Private Limited (“ETIPL”) by the end of the second quarter of 2010. The total consideration is estimated to be approximately $430 million, which is subject to certain post closing adjustments. The Company expects to use its senior unsecured revolving credit facility to satisfy the cash requirements at closing.

Reaffirming Full Year 2010 Outlook

Based on its first quarter 2010 performance, the Company is reaffirming its Full Year 2010 outlook, which was provided on February 24, 2010. These estimates are based on a number of assumptions that management believes to be reasonable, reflect the Company’s expectations as of May 4, 2010, and do not include the impact of the Company’s pending acquisition of ETIPL. Actual results may differ materially from these estimates as a result of various factors, including fluctuations in foreign currency exchange rates and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its first quarter financial results and outlook for 2010. Supplemental materials for the call will be available on the Company’s website www.americantower.com. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 251-8743

International dial-in: (706) 645-9644

Passcode: 68002896

A replay of the call will be available from 10:30 a.m. ET May 4, 2010 until 11:59 p.m. ET May 18, 2010. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 68002896

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call can be accessed on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 27,000 communications sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth. The Company defines rental and management segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. The Company defines network development services segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. The Company defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and stock-based compensation expense, plus interest income, TV Azteca, net. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains "forward-looking statements" concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2010 outlook and expected net cash consideration and anticipated closing date of our contemplated ETIPL acquisition. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our leverage and debt service obligations may materially and adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization could materially and adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of customers; (9) we anticipate that we may need additional financing to fund future growth and expansion initiatives, to refinance our existing indebtedness and to fund our stock repurchase programs; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2009 under the caption "Risk Factors." We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$352,887	$247,293
Restricted cash	49,794	47,836
Short-term investments and available-for-sale securities	18,945	9,776
Accounts receivable, net of allowances	73,541	67,949
Prepaid and other current assets	107,208	89,051
Deferred income taxes	216,822	189,451

Total current assets	819,197	651,356

Property and equipment, net	3,179,196	3,175,511
Goodwill	2,246,170	2,237,850
Other intangible assets, net	1,655,608	1,598,633
Deferred income taxes	105,976	198,185
Notes receivable and other long-term assets	668,104	651,133

Total	$8,674,251	$8,512,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$183,854	$185,138
Accrued interest	44,024	23,538
Current portion of long-term obligations	77,905	70,521
Unearned revenue	117,028	112,047

Total current liabilities	422,811	391,244

Long-term obligations	4,152,030	4,141,060
Other long-term liabilities	641,564	662,239

Total liabilities	5,216,405	5,194,543

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,830	4,797
Additional paid-in capital	8,447,667	8,393,643
Accumulated deficit	(2,013,214)	(2,109,532)
Accumulated other comprehensive income (loss)	28,320	(12,649)
Treasury stock	(3,012,693)	(2,961,177)

Total American Tower Corporation stockholders’ equity	3,454,910	3,315,082
Non-controlling interest	2,936	3,043

Total stockholders’ equity	3,457,846	3,318,125

Total	$8,674,251	$8,512,668

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Rental and management	$443,818	$395,947
Network development services	10,616	12,731

Total operating revenues	454,434	408,678

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	100,424	90,090
Network development services	6,045	7,615
Depreciation, amortization and accretion	110,835	99,868
Selling, general, administrative and development expense (1)	53,527	57,631
Other operating expenses	4,754	3,189

Total operating expenses	275,585	258,393

OPERATING INCOME	178,849	150,285

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,499	3,499
Interest income	502	499
Interest expense	(58,417)	(61,568)
Other income	396	71

Total other expense	(54,020)	(57,499)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	124,829	92,786
Income tax provision	(28,389)	(37,107)
Income on equity method investments	8	10

INCOME FROM CONTINUING OPERATIONS	96,448	55,689
Income from discontinued operations, net	35	3,070

NET INCOME	96,483	58,759
Net income attributable to non-controlling interest	(165)	(158)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION (ATC)	$96,318	$58,601

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to ATC	$0.24	$0.14
Income from discontinued operations attributable to ATC	—	0.01

Net income attributable to ATC	$0.24	$0.15

DILUTED:
Income from continuing operations attributable to ATC	$0.24	$0.14
Income from discontinued operations attributable to ATC	—	0.01

Net income attributable to ATC	$0.24	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	402,346	397,180

DILUTED	406,080	408,250

(1)	Selling, general, administrative and development expense includes $13,565 and $24,338 of stock-based compensation expense for the three months ended March 31, 2010 and 2009, respectively. Stock-based compensation expense for the quarter ended March 31, 2009 includes $6.6 million related to the modification of certain stock option awards.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$96,483	$58,759
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	13,565	24,338
Depreciation, amortization and accretion	110,835	99,868
Other non-cash items reflected in statements of operations	34,625	38,525
Increase in net deferred rent asset	(6,430)	(2,717)
Increase in restricted cash	(2,909)	(9,609)
Increase in assets	(23,093)	(23,367)
Increase in liabilities	30,573	19,941

Cash provided by operating activities	253,649	205,738

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(55,057)	(49,627)
Payments for acquisitions	(88,487)	(1,145)
Proceeds from sale of available-for-sale securities and other long term assets	1,075	1,144
Deposits, restricted cash and investments	(8,211)	1,120

Cash used for investing activities	(150,680)	(48,508)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	75,000	—
Repayments of notes payable, credit facilities and capital leases	(60,709)	(1,155)
Purchases of Class A common stock	(58,836)	(4,661)
Proceeds from stock options, warrants and stock purchase plan	47,469	8,898
Deferred financing costs and other financing activities	(274)	(99)

Cash provided by financing activities	2,650	2,983

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(25)	(252)

NET INCREASE IN CASH AND CASH EQUIVALENTS	105,594	159,961
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	247,293	143,077

CASH AND CASH EQUIVALENTS, END OF PERIOD	$352,887	$303,038

CASH PAID FOR INCOME TAXES	$7,899	$7,494

CASH PAID FOR INTEREST	$35,842	$39,111

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:	March 31, 2010
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility (1)	625,000
Senior Unsecured Term Loan	325,000
XCEL Credit Facility (1)	76,362
4.625% Senior Notes due 2015	599,243
7.000% Senior Notes due 2017	500,000
7.250% Senior Notes due 2019	295,131
7.250% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	58,911

Total debt	$4,229,935

Cash and cash equivalents	352,887

Net debt (Total debt less cash and cash equivalents)	$3,877,048

(1)	During the first quarter of 2010, the Company drew down $75.0 million of borrowings under its Senior Unsecured Revolving Credit Facility. Subsequent to the end of the first quarter, these borrowings along with cash on hand were used to repay all of the outstanding indebtedness incurred under the XCEL Credit Facility.

Share count rollforward: (In millions of shares)	Three Months Ended March 31, 2010
Total shares outstanding, beginning of period	401.6
Shares repurchased	(1.2)
Shares issued (1)	3.3

Total shares outstanding, end of period (2)	403.7

(1)	Includes 1.6 million shares issued prior to the expiration of SpectraSite, Inc. warrants on February 10, 2010.
(2)	As of March 31, 2010, excludes (a) 6.9 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $30.43 per share, (b) 4.2 million potentially dilutive shares associated with unvested stock options with an average exercise price of $36.83 per share and (c) 2.3 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended March 31, 2010
Rental and management segment revenue growth components:
Rental and management segment revenue Core Growth	9.2%
Estimated impact of fluctuations in foreign currency exchange rates	2.2%
Impact of straight-line revenue recognition	0.7%
Impact of material one-time item	—

Rental and management segment revenue growth	12.1%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	8.0%
Estimated impact of fluctuations in foreign currency exchange rates	1.6%
Net impact of straight-line revenue and expense recognition	1.2%
Impact of material one-time item	—

Adjusted EBITDA growth	10.8%

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (Continued):

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended March 31,
	2010	2009
Rental and management segment straight-line revenue	$13,585	$9,895
Rental and management segment straight-line expense	7,155	7,178

Selling, general, administrative and development expense breakout:	Three Months Ended March 31,
	2010	2009
Rental and management segment overhead	$23,175	$17,644
Network development services segment overhead	1,619	1,535
Corporate and development expenses	15,168	14,114
Stock-based compensation expense (1)	13,565	24,338

Total	$53,527	$57,631

(1)	Includes $6.6 million related to the modification of certain stock option awards during the three months ended March 31, 2009.

Interest expense detail:	Three Months Ended March 31,
	2010	2009
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,595	$24,537
Senior Unsecured Revolving Credit Facility and Term Loan, net of interest rate swap agreements	6,990	9,879
XCEL Credit Facility (1)	2,614	—
7.500% Senior Notes due 2012 (2)	—	4,219
7.125% Senior Notes due 2012 (2)	—	8,867
4.625% Senior Notes due 2015	6,971	—
7.000% Senior Notes due 2017	8,750	8,750
7.250% Senior Notes due 2019	5,530	—
5.000% Convertible Notes due 2010 (3)	373	746
3.000% Convertible Notes due 2012 (2)	—	1,217
Other debt, including capital leases and amortization of deferred financing costs	2,594	3,353

Total	$58,417	$61,568

(1)	Subsequent to the end of the first quarter of 2010, the Company repaid all of the outstanding indebtedness incurred under the XCEL Credit Facility.
(2)	During 2009, the Company (a) repurchased and redeemed all of its outstanding 7.500% Senior Notes due 2012; (b) redeemed all of its outstanding 7.125% Senior Notes due 2012; and (c) redeemed all of its outstanding 3.000% Convertible Notes due 2012.
(3)	The 5.000% Convertible Notes due 2010 matured on February 15, 2010. The Company used cash on hand to repay the full amount outstanding.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED CASH FLOW DETAIL:

Payments for purchase of property and equipment and construction activities:	Three Months Ended March 31,
	2010	2009
Discretionary – capital projects	$32,136	$23,276
Discretionary – ground lease purchases	8,811	9,044
Redevelopment	5,658	10,056
Capital improvements	6,849	6,409
Corporate	1,603	842

Total	$55,057	$49,627

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended March 31, 2010	Wireless	Broadcast	DAS	Total
Beginning sites	26,638	429	189	27,256
New construction	232	—	4	236
Acquisitions	162	2	—	164
Adjustments/Reductions	5	—	—	5

Ending sites	27,037	431	193	27,661

SELECTED RENTAL AND MANAGEMENT SEGMENT DETAIL – OWNED SITES:

As of March 31, 2010	Wireless	Broadcast	DAS	Total
United States	20,039	232	193	20,464
Mexico	2,615	199	—	2,814
Brazil	1,630	—	—	1,630
India	2,753	—	—	2,753

Total sites	27,037	431	193	27,661

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of Operating income to Adjusted EBITDA and the calculation of rental and management segment Gross Margin are as follows:

	Three Months Ended March 31,
	2010	2009
Operating income	$178,849	$150,285

Depreciation, amortization and accretion	110,835	99,868
Other operating expenses	4,754	3,189
Stock-based compensation expense	13,565	24,338
Plus: Interest income, TV Azteca, net	3,499	3,499

Adjusted EBITDA	$311,502	$281,179

Corporate expenses (1)	15,168	14,114
Network development services segment overhead	1,619	1,535
Network development services segment operating expenses	6,045	7,615
Network development services segment revenue	(10,616)	(12,731)
Rental and management segment overhead	23,175	17,644

Rental and management segment Gross Margin	$346,893	$309,356

(1)	Excludes stock-based compensation expense.

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The calculation of network development services segment Gross Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,
	2010	2009
Adjusted EBITDA (from page 10)	$311,502	$281,179
Corporate expenses (1)	15,168	14,114
Rental and management segment overhead	23,175	17,644
Rental and management segment operating expenses	100,424	90,090
Interest income, TV Azteca, net	(3,499)	(3,499)
Rental and management segment revenue	(443,818)	(395,947)
Network development services segment overhead	1,619	1,535

Network development services segment Gross Margin	$4,571	$5,116

Adjusted EBITDA (from page 10)	$311,502	$281,179
Interest expense	(58,417)	(61,568)
Interest income	502	499
Cash paid for income taxes	(7,899)	(7,494)
Straight-line revenue	(13,585)	(9,895)
Straight-line expense	7,155	7,178
Redevelopment capital expenditures	(5,658)	(10,056)
Capital improvement capital expenditures	(6,849)	(6,409)
Corporate capital expenditures	(1,603)	(842)

Recurring Free Cash Flow	$225,148	$192,592
Divided by weighted average diluted shares outstanding	406,080	408,250

Recurring Free Cash Flow per Share	$0.55	$0.47

Adjusted EBITDA (from page 10)	$311,502	$281,179
Divided by total operating revenues	454,434	408,678

Adjusted EBITDA Margin	69%	69%

(1)	Excludes stock-based compensation expense.

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